                                                                 EXHIBIT (a)(11)

                               AUDITORS' REPORTS

AUDITORS' REPORT TO THE MEMBERS OF THE SAGE GROUP PLC

  We have audited the financial statements on pages 28 to 46 which have been prepared under the historical cost convention and the accounting policies set out on pages 33 to 34.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  As described on page 24 the Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

  In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 30 September 1997 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

[LOGO OF PRICE WATERHOUSE] .

Chartered Accountants and Registered Auditors
Newcastle upon Tyne
22 December 1997

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

REPORT BY THE AUDITORS TO THE DIRECTORS OF THE SAGE GROUP PLC ON CORPORATE GOVERNANCE MATTERS

  In addition to our audit of the financial statements we have reviewed your statements on pages 22 and 23 concerning the Group's compliance with the paragraphs of the Code of Best Practice specified for our review by the London Stock Exchange and the adoption of the going concern basis in preparing the financial statements. The objective of our review is to draw attention to non-compliance with Listing Rules 12.43(j) and 12.43(v) if not otherwise disclosed.

BASIS OF OPINION

  We carried out our review in accordance with guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the Group's system of internal financial control or corporate governance procedures nor on the ability of the Group to continue in operational existence.

OPINION

  In our opinion, your statements on internal financial controls and on going concern on page 23 have provided the disclosures required by the Listing Rules referred to above and are consistent with the information which came to our attention as a result of our audit work on the financial statements.

  In our opinion, based on enquiry of certain directors and officers of the Company and examination of relevant documents, your statements on pages 22 and 23 appropriately reflect the Group's compliance with the other aspects of the Code specified for our review by Listing Rule 12.43(j).

[LOGO OF PRICE WATERHOUSE] .

Chartered Accountants
Newcastle upon Tyne
22 December 1997

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

                                 EXISTING                    1997         1996
                                OPERATIONS  ACQUISITION     TOTAL        TOTAL
                          NOTE (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                          ---- ------------ ------------ ------------ ------------
Turnover................     2   134,671       17,418      152,089      136,236
Cost of sales...........         (21,273)        (759)     (22,032)     (21,121)
                                 -------      -------      -------      -------
Gross profit............         113,398       16,659      130,057      115,115
Selling and administra-
 tive expenses..........         (75,099)     (14,878)     (89,977)     (83,021)
                                 -------      -------      -------      -------
Operating profit .......  2, 3    38,299        1,781       40,080       32,094
Interest receivable.....                                       529          291
Interest payable........     4                              (2,974)      (2,332)
                                                           -------      -------
Profit on ordinary ac-
 tivities before taxa-
 tion...................                                    37,635       30,053
Taxation on profit on
 ordinary activities....     6                             (12,420)     (10,218)
                                                           -------      -------
Profit on ordinary ac-
 tivities after taxa-
 tion...................                                    25,215       19,835
Equity minority inter-
 ests...................                                        --           (7)
Profit for the financial
 year attributable to
 shareholders...........                                    25,215       19,828
Equity dividends........     7                              (3,137)      (2,837)
                                                           -------      -------
Amount transferred to
 reserves ..............    16                              22,078       16,991
                                                           -------      -------
Earnings per share
 (pence)................    23                               23.43p       18.50p
                                                           -------      -------
Net dividend per share
 (pence)................     7                                2.90p        2.64p
                                                           -------      -------

  All operations in the year and in the comparative year were continuing. There is no material difference between profits and losses as reported above and historical cost profits and losses in either the current or comparative year.

                           CONSOLIDATED BALANCE SHEET
                            AS AT 30 SEPTEMBER 1997

                                                           1997         1996
                                                  NOTE (Pounds)'000 (Pounds)'000
                                                  ---- ------------ ------------
Fixed assets:
 Tangible assets................................    8      25,188       24,838
                                                         --------     --------
Current assets:
 Stocks.........................................   10       3,299        3,350
 Debtors........................................   11      28,915       19,453
 Cash at bank and in hand.......................            7,372        5,249
                                                         --------     --------
                                                           39,586       28,052
Creditors: amounts falling due within one year..   12     (49,758)     (41,393)
                                                         --------     --------
Net current liabilities.........................          (10,172)     (13,341)
                                                         --------     --------
  Total assets less current liabilities.........           15,016       11,497
Creditors: amounts falling due after more than
 one year.......................................   13     (40,974)     (18,495)
Deferred maintenance income.....................          (20,283)     (16,112)
                                                         --------     --------
                                                          (46,241)    (23,110)
                                                         --------     --------
Capital and reserves:
 Called up equity share capital.................   15       1,081        1,073
 Share premium..................................   15       9,512        9,076
 Profit and loss account........................   16      77,260       52,229
                                                         --------     --------
                                                           87,853       62,378
Goodwill reserve................................   17    (134,094)     (85,592)
                                                         --------     --------
Equity shareholders' funds......................          (46,241)     (23,214)
Minority equity interests.......................              --           104
                                                         --------     --------
                                                          (46,241)     (23,110)
                                                         ========     ========

                             COMPANY BALANCE SHEET

                            AS AT 30 SEPTEMBER 1997

                                                           1997        1996
                                                   NOTE (Pounds)000 (Pounds)000
                                                   ---- ----------- -----------
Fixed assets
  Investments.....................................   9     62,062     21,196
                                                   ---    -------     ------
Current assets
  Stocks..........................................  10        694        300
  Debtors.........................................  11     35,810     33,032
  Cash at bank and in hand........................          2,384      1,169
                                                   ---    -------     ------
                                                           38,888     34,501
Creditors: amounts falling due within one year....  12    (12,028)    (9,767)
                                                   ---    -------     ------
Net current assets................................         26,860     24,734
                                                   ---    -------     ------
Total assets less current liabilities.............         88,922     45,930
Creditors: amounts falling due after more than 1
 year.............................................  13    (29,500)       --
                                                   ---    -------     ------
                                                           59,422     45,930
                                                   ---    -------     ------
Capital and reserves
  Called up equity share capital..................  15      1,081      1,073
  Share premium...................................  15      9,512      9,076
  Profit and loss account.........................  16     48,829     35,781
                                                   ---    -------     ------
Equity shareholders' funds........................         59,422     45,930
                                                   ---    -------     ------

  The financial statements on pages 28 to 46 were approved by the Board of Directors on 22 December 1997 and are signed on their behalf by:

P.A. Walker
Director

A. J. Hughes
Director

                        CONSOLIDATED CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

                                                           1997         1996
                                               NOTE    (Pounds)'000 (Pounds)'000
                                               ----    ------------ ------------
Net cash inflow from operating activities.....  24(a)     40,400       37,024
Returns on investments and servicing of
 finance
  Interest received...........................               529          291
  Interest paid...............................            (2,403)      (1,557)
  Interest element of finance lease rental
   payments...................................              (545)        (877)
                                               ---       -------      -------
Net cash outflow from returns on investments
 and servicing of finance.....................            (2,419)      (2,143)
Taxation
  Corporation tax (including ACT) paid........            (9,981)      (8,542)
Capital Expenditure
  Purchase of tangible fixed assets...........            (4,733)      (8,953)
  Sale of tangible fixed assets...............               873          326
                                               ---       -------      -------
Net cash outflow from capital expenditure.....            (3,860)      (8,627)
Acquisitions
Purchase of subsidiary undertakings:
  Net cash consideration - current year.......  18(c)    (42,648)     (16,979)
  Net cash consideration - prior year.........            (3,993)      (3,406)
                                               ---       -------      -------
  Net cash outflow from acquisitions..........           (46,641)     (20,385)
  Equity dividends paid.......................            (2,943)      (2,657)
                                               ---       -------      -------
  Net cash outflow before financing...........           (25,444)      (5,330)
Financing
  Shares issued...............................  24(c)        444          319
  Movement in loan funding....................  24(c)     26,697        4,420
  Finance lease funding net of capital
   payments...................................  24(c)       (124)        (235)
                                               ---       -------      -------
  Net cash inflow from financing..............            27,017        4,504
                                               ---       -------      -------
  Increase/(Decrease) in cash in the year.....  24(b)      1,573         (826)
                                               ---       -------      -------

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Profit for the financial year attributable to
 shareholders.........................................    25,215       19,828
Translation of foreign currency net investments and
 related borrowings...................................     2,953          949
                                                          ------       ------
  Total recognised gains and losses relating to the
   year...............................................    28,168       20,777
                                                          ======       ======

               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

                                                          1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Profit for the financial year attributable to
 shareholders........................................    25,215       19,828
Dividends............................................    (3,137)      (2,837)
                                                        -------      -------
Amount transferred to reserves.......................    22,078       16,991
Translation of foreign currency net investments and
 related borrowings..................................     2,953          949
Movement in goodwill reserve in year.................   (48,502)     (25,821)
Shares issued for options............................       444          319
                                                        -------      -------
Movement for the year................................   (23,027)      (7,562)
Opening shareholders' funds..........................   (23,214)     (15,652)
                                                        -------      -------
Closing shareholders' funds..........................   (46,241)     (23,214)
                                                        =======      =======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

                             NOTES TO THE ACCOUNTS

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

1. ACCOUNTING POLICIES

 (a) Basis of accounting

  The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom.

 (b) Basis of consolidation

  The financial statements of the Group comprise the financial statements of the Company and its subsidiaries prepared to 30 September 1997. The results of subsidiary undertakings acquired during the year are included from the effective date of acquisition.

 (c) Goodwill

  Goodwill, being the excess of the cost of shares in subsidiary undertakings over the fair value of assets acquired, is written off directly to a goodwill reserve in the year it is incurred.

 (d) Turnover

  Turnover represents invoiced sales to third parties after deducting credit notes, allowances, trading discounts and value added tax and is adjusted to include maintenance income on a straight line basis over the life of each maintenance agreement.

 (e) Tangible fixed assets

  Tangible fixed assets are stated at cost less accumulated depreciation.

  Depreciation on tangible fixed assets is provided for as follows:

Freehold land and buildings          - 0%
Long leasehold land and buildings    - over period of lease
Plant and equipment                  - 33.3% per annum on reducing balance
Fixtures and fittings                - 15% per annum on reducing balance
Motor vehicles                       - 25% per annum on reducing balance

  No depreciation is charged on the Group's freehold buildings because it is the Group's practice to maintain these assets in a continual state of sound repair and the directors consider that the economic life of these properties and their residual values are such that depreciation is not significant.

 (f) Development costs and other intangible assets

  All costs associated with the development of software are written off as incurred.

 (g) Stocks

  Stocks are stated at the lower of cost and net realisable value.

 (h) Leasing

  Where plant and equipment is acquired by finance leasing arrangements which give rights approximating to ownership the amount representing the purchase price of such assets is included in tangible fixed assets and the related obligations are included in creditors.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

1. ACCOUNTING POLICIES--CONTINUED

  All other leases are classified as operating leases and the annual rentals are charged to the profit and loss account as they fall due.

 (i) Foreign currency translation

  Foreign currency assets and liabilities are translated into sterling at rates of exchange ruling at the year end. Trading results are translated at the average rate prevailing during the year. Differences arising on the re-translation of the net investments and the results for the year are taken directly to reserves together with differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against Group equity investments in foreign enterprises. All other exchange differences are dealt with in the profit and loss account.

 (j) Deferred taxation

  Provision is made for deferred taxation to the extent that there is a reasonable probability that a liability will arise in the foreseeable future.

 (k) Pension scheme

  The Group operates defined contribution pension schemes for certain of its employees. The costs are charged to the profit and loss account as they fall due.

2. SEGMENT INFORMATION

  The directors consider there to be only one class of business and therefore only geographical segment information is given below.

 (a) The geographical analysis of turnover by destination is as follows:

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
United Kingdom........................................    62,162       53,714
Mainland Europe.......................................    68,553       59,644
United States of America..............................    18,255       19,779
Rest of World.........................................     3,119        3,099
                                                         -------      -------
                                                         152,089      136,236
                                                         =======      =======

 (b) The geographical analysis of turnover, operating profit and net liabilities by origin is as follows:

                                                       1997                                   1996
                                       OPERATING       NET                    OPERATING       NET
                           TURNOVER      PROFIT    LIABILITIES    TURNOVER      PROFIT    LIABILITIES
                         (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                         ------------ ------------ ------------ ------------ ------------ ------------
United Kingdom..........    62,982       24,464      (36,281)      54,231       20,153      (12,399)
Mainland Europe.........    70,077       11,763       (8,978)      61,343        8,292       (9,040)
United States of
 America................    19,030        3,853         (982)      20,662        3,649       (1,671)
                           -------       ------      -------      -------       ------      -------
                           152,089       40,080      (46,241)     136,236       32,094      (23,110)
                           =======       ======      =======      =======       ======      =======

  In 1997 Mainland Europe includes the results of the KHK acquisition which contributed (Pounds)17,418,000 to turnover and (Pounds)1,781,000 to operating profit and had net liabilities at 30 September 1997 of (Pounds)2,483,000.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

3. OPERATING PROFIT
   Operating profit is stated after charging:

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Staff costs (including directors' emoluments):
  - Wages and salaries................................    40,715       34,158
  - Social security costs.............................     9,857        9,536
  - Other pension costs...............................       639          560
Research and development (including staff costs)......    14,193       10,597
Depreciation of tangible fixed assets - owned.........     3,119        2,662
Depreciation of tangible fixed assets - leased........        38          228
Loss on sale of tangible fixed assets.................        99           46
Operating lease rentals:
  - Hire of plant and machinery                            1,453          697
  - Other.............................................     2,136        1,583
Auditors' remuneration................................       181          159
Exceptional costs (see below).........................         -        1,157
                                                          ======       ======

  Auditors' remuneration shown above includes (Pounds)13,000 (1996:
(Pounds)12,000) in respect of the Company. Non-audit services supplied by the Company's auditors amounted to (Pounds)46,000 (1996: (Pounds)17,000). Exceptional costs in 1996 comprised (Pounds)713,000 incurred in restructuring Sybel and (Pounds)444,000 of costs incurred in successfully defending an important legal case in the UK.

4. INTEREST PAYABLE

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Interest payable on bank borrowings...................    2,429        1,455
Finance charges on finance leases.....................      545          877
                                                          -----        -----
                                                          2,974        2,332
                                                          =====        =====

5. EMPLOYEES AND DIRECTORS

 (a) Employees

  The average number of persons employed by the Group during the year was:

                                                                     1997  1996
                                                                     ----- -----
United Kingdom and Europe........................................... 1,493 1,415
United States of America............................................   275   300
                                                                     ----- -----
                                                                     1,768 1,715
                                                                     ===== =====

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

5. EMPLOYEES AND DIRECTORS--CONTINUED

 (b) Directors

  The directors and their interests and those of their families in the ordinary share capital of the Company at the dates given below were as follows:

                                                 AT 30 SEPTEMBER AT 30 SEPTEMBER
SHARES                                                1997            1996
------                                           --------------- ---------------
A D Goldman (Resigned 30 September 1997)........    8,603,225       8,822,325
L C N Bury......................................       50,000             --
C J Constable...................................        2,000           2,000
K C Howe........................................      250,000         150,000
A J Hughes......................................          --              --
M E W Jackson...................................       53,925          53,925
T P Maxfield....................................    2,540,700       2,990,700
P L Stobart.....................................          --              --
P A Walker......................................      900,465         900,465
A W G Wylie.....................................   12,442,140      12,542,140
                                                   ----------      ----------
                                                   24,842,455      25,461,555
                                                   ==========      ==========

  The above interests in the ordinary share capital of the Company are beneficial other than Mr A D Goldman's holding which includes 3,494,075 shares (1996: 3,594,075) held by him as trustee in a non-beneficial capacity and Mr A W G Wylie's holding which includes 4,000,000 (1996:nil) held by him as trustee in a non-beneficial capacity.

  There have been no changes in the directors' interests in the share capital of the Company between 30 September 1997 and 10 December 1997.

  Three executive directors exercised share options during the year as set out in the table below:

                           EXERCISE AT 30 SEPTEMBER EXERCISED IN AT 30 SEPTEMBER
OPTIONS                     PRICE        1996         THE YEAR        1997
-------                    -------- --------------- ------------ ---------------
K C Howe..................   62.0p       250,000      (250,000)           --
A J Hughes................   99.6p       250,000      (100,000)      150,000
T P Maxfield..............    6.6p        11,060           --         11,060
P L Stobart...............  432.0p       115,741           --        115,741
P A Walker................    6.6p       428,315      (130,000)      298,315
  *.......................   99.6p       250,000           --        250,000
  *.......................  339.0p       156,000           --        156,000
                            ------     ---------      --------       -------
                                       1,461,116      (480,000)      981,116
                            ======     =========      ========       =======

Notes:

(1) All share options exercised above were exercised on 28 May 1997 when the prevailing market price was (Pounds)6.50.

(2) Total gains on the exercise of share options were (Pounds)2,856,820 (1996:
    nil).

(3) Including gains on share options, the total emoluments of the highest paid director were (Pounds)1,662,000 (1996: (Pounds)297,000).

Exercise dates for these options are disclosed in note 15 as is relevant market price information.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

5. EMPLOYEES AND DIRECTORS--CONTINUED

  Directors' emoluments for the year ended 30 September 1997 were as follows:

                                                      BENEFITS       PENSION
                             SALARY       BONUS      IN KIND/3/  CONTRIBUTIONS/1/  TOTAL 1997   TOTAL 1996
                          (Pounds)'000 (Pounds)'000 (Pounds)'000   (Pounds)'000   (Pounds)'000 (Pounds)'000
                          ------------ ------------ ------------ ---------------- ------------ ------------
A D Goldman/4/ (Resigned
 30 September 1997).....       160          64           16             32             272          297
L C N Bury..............        19         --           --             --               19           11
C J Constable...........        19         --           --             --               19           11
K C Howe................       177         --             8              7             192          195
A J Hughes..............        93          33           13             16             155          130
M E W Jackson/2/........        72         --             1            --               73           65
T P Maxfield/4/.........       100          35           11             17             163          158
P L Stobart (Appointed 1
 January 1997)..........        97          50           10             17             174          --
P A Walker..............       185          74           13             32             304          245
A W G Wylie.............       115          50           15             18             198          178
B R Fisher (Resigned 31
 December 1995).........       --          --           --             --              --             3
                             -----         ---          ---            ---           -----        -----
                             1,037         306           87            139           1,569        1,293
                             =====         ===          ===            ===           =====        =====

--------
Notes:

(1) Retirement benefits were accruing to 7 directors (1996: 6). All pension contributions accrued under money purchase schemes.

(2) This amount includes payments of (Pounds)28,750 (1996: (Pounds)24,996) for corporate advisory services.

(3) Benefits in kind include the provision of a company car, fuel, telephone and medical insurance.

(4) In addition to the above, (Pounds)62,000 (1996: (Pounds)nil) was payable to A D Goldman and (Pounds)20,000 (1996: nil) was payable to T P Maxfield upon their retirement being non-cash benefits representing motor vehicles.

6. TAXATION

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
UK Corporation tax....................................     8,281        6,785
Overseas Corporation tax..............................     4,139        3,612
Deferred tax..........................................       --          (179)
                                                          ------       ------
                                                          12,420       10,218
                                                          ======       ======

7. DIVIDENDS

                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Interim paid 0.97p per share (1996: 0.88p)............    1,052          948
Final proposed 1.93p per share (1996: 1.76p)..........    2,085        1,889
                                                          -----        -----
Total 2.90p (1996: 2.64p).............................    3,137        2,837
                                                          =====        =====

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

8. TANGIBLE FIXED ASSETS

                                          LONG
                           FREEHOLD    LEASEHOLD
                           LAND AND     LAND AND    PLANT AND     FIXTURES      MOTOR
                          BUILDINGS    BUILDINGS    EQUIPMENT   AND FITTINGS   VEHICLES      TOTAL
                         (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                         ------------ ------------ ------------ ------------ ------------ ------------
Cost
 At 1 October 1996......    17,304        217         10,003       5,623        1,951        35,098
 Additions..............        64        --           3,131         795          743         4,733
 Disposals..............       --          (5)        (3,057)       (532)        (647)       (4,241)
 Business acquired......       --         --           4,206         260           53         4,519
 Exchange rate
  movements.............      (687)       --            (877)       (577)         (79)       (2,220)
                            ------        ---         ------       -----        -----        ------
 At 30 September 1997...    16,681        212         13,406       5,569        2,021        37,889
                            ======        ===         ======       =====        =====        ======
Depreciation
 At 1 October 1996......       --          92          6,715       2,643          810        10,260
 Charge for the year....       --           5          1,744       1,026          382         3,157
 Disposals..............       --          (5)        (2,727)       (164)        (373)       (3,269)
 Business acquired......       --         --           3,305         111           21         3,437
 Exchange rate
  movements.............       --         --            (546)       (290)         (48)         (884)
                            ------        ---         ------       -----        -----        ------
At 30 September 1997....       --          92          8,491       3,326          792        12,701
                            ======        ===         ======       =====        =====        ======
 Net book amount
 At 30 September 1997...    16,681        120          4,915       2,243        1,229        25,188
                            ------        ---         ------       -----        -----        ------
 At 30 September 1996...    17,304        125          3,288       2,980        1,141        24,838
                            ======        ===         ======       =====        =====        ======

  Included above are fixed assets purchased under finance leases at a cost of (Pounds)5,250,000 (1996: (Pounds)6,469,000). The accumulated depreciation on these assets at 30 September 1997 amounted to (Pounds)1,231,000 (1996:
(Pounds)1,296,000).

9. INVESTMENTS

                                                                      COMPANY
                                                                        1997
                                                                    (Pounds)'000
                                                                    ------------
Cost
 At 1 October 1996.................................................    21,492
 Additions.........................................................    40,866
                                                                       ------
 At 30 September 1997..............................................    62,358
                                                                       ======
Provision for diminution in value
 At 1 October 1996 and at 30 September 1997........................      (296)
                                                                       ======
Net book amount
 At 30 September 1997..............................................    62,062
                                                                       ------
 At 30 September 1996                                                  21,196
                                                                       ======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

9. INVESTMENTS--CONTINUED

  Principal subsidiary undertakings at 30 September 1997, all of which are wholly owned and are included in the Group accounts, were as follows:

                                                                                 COUNTRY OF
                                                                                INCORPORATION
                COMPANY                         NATURE OF BUSINESS              AND OPERATION
                -------                         ------------------              -------------
 Sagesoft Limited                       Software Development and Publication       England
 Yorkshire Business Forms Limited       Distribution of Computer Forms             England
 Multisoft Financial Systems Limited    Software Development and Publication       England
 DacEasy Inc*                           Software Development and Publication           USA
 Telemagic Inc*                         Software Development and Publication           USA
 Timeslips Inc*                         Software Development and Publication           USA
 Prosoft Corp. (trading as Carpe Diem)* Software Development and Publication           USA
 Ciel SA*                               Software Development and Publication        France
 Sage France*                           Software Development and Publication        France
 KHK Software AG*                       Software Development and Publication       Germany

--------
*  Shares held by subsidiary undertaking
  All investments are in ordinary share capital.

10. STOCKS

                                 1997      GROUP 1996      1997     COMPANY 1996
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                             ------------ ------------ ------------ ------------
Materials...................      886          950          88          120
Finished goods..............    2,413        2,400         606          180
                                -----        -----         ---          ---
                                3,299        3,350         694          300
                                =====        =====         ===          ===

11. DEBTORS

                                1997      GROUP 1996      1997     COMPANY 1996
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Trade debtors..............    19,642       15,986        7,468        4,423
Amounts owed by Group
 undertakings..............       --           --        27,491       27,916
Debts factored with
 recourse (note 12)........     5,580          --           --           --
Other debtors..............     1,549        1,559           32           23
Prepayments................     1,623        1,436          298          198
Taxation recoverable.......       521          472          521          472
                               ------       ------       ------       ------
                               28,915       19,453       35,810       33,032
                               ======       ======       ======       ======

  Taxation recoverable represents advance corporation tax which is recoverable more than one year after the balance sheet date.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                           GROUP                     COMPANY
                             1997          1996          1997          1996
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
                         ------------- ------------- ------------- ------------
Current portion of bank
 loans and bank
 overdraft..............     5,110         3,158         4,500          --
Current portion of
 finance lease
 obligations............       422           730           --           --
Trade creditors.........     9,374         8,555         1,345        1,469
Provision for debts
 factored with recourse
 (note 11)..............     5,580           --            --           --
Amounts owed to Group
 undertakings...........       --            --            204          591
Corporation tax.........    11,041         8,574            29          --
Other taxes and social
 security costs.........     7,285         7,889         1,525        1,048
Accruals................     6,789         4,915         1,819        1,819
Deferred consideration
 on acquisitions........       --          3,241           --         2,149
Advance corporation
 tax....................       521           472           521          472
Proposed dividend.......     2,085         1,889         2,085        1,889
Other creditors.........     1,551         1,970           --           330
                            ------        ------        ------        -----
                            49,758        41,393        12,028        9,767
                            ======        ======        ======        =====

  Included in current portion of bank loans and bank overdraft is (Pounds)4,500,000 (1996: (Pounds)3,098,000) of unsecured loans which are repayable by instalments in less than five years and (Pounds)550,000 of bank overdraft.

13. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                           GROUP                     COMPANY
                             1997          1996          1997          1996
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
                         ------------- ------------- ------------- ------------
Finance lease
 obligations:
  1-2 years.............       181           141           --          --
  2-5 years.............       790         1,334           --          --
  5 years and over......     5,112         6,066           --          --
Bank loans:
  1-2 years.............     8,748         3,158         8,400         --
  2-5 years.............    25,558         7,151        21,100         --
  5 years and over......       585           645           --          --
                            ------        ------        ------         ---
                            40,974        18,495        29,500         --
                            ======        ======        ======         ===

  Included in Group bank loans above and in note 12 is (Pounds)38,278,000 (1996: (Pounds)10,069,000) of unsecured loans repayable by instalments in less than five years which were taken out in connection with the Sybel and KHK acquisitions. Loans repayable in excess of five years are secured on a Group freehold property and accrue interest at a rate of 1.75% over the UK base rate and are repayable at (Pounds)60,000 per annum.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

14. PROVISIONS FOR LIABILITIES AND CHARGES

  The provision for deferred taxation at 30 September 1997 was (Pounds) nil (1996: (Pounds) nil).

                                             GROUP                    COMPANY
                                 1997         1996         1997         1996
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                             ------------ ------------ ------------ ------------
Full potential deferred tax
 (asset)/liability:
Tax deferred by accelerated
 capital allowances........        714          126        --           --
Short term timing
 differences...............     (9,814)      (2,788)       --             1
                                ------       ------        ---          ---
                                (9,100)      (2,662)       --             1
                                ======       ======        ===          ===

  Deferred tax has been calculated at 31% (1996: 33%) in respect of UK companies and at the respective prevailing rates for the overseas subsidiaries. No deferred tax has been provided in respect of the remittance of earnings retained overseas, as there is no intention in the foreseeable future to remit these earnings to the UK.

15. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT

 (a) Ordinary share capital

                                                              1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Allotted and fully paid 108,072,478 Ordinary shares
 of 1p each (1996: 107,326,095)......................        1,081        1,073
                                                      ============ ============

  The authorised share capital of the Company at 30 September 1997 and 30 September 1996 was (Pounds)1,438,500 comprising 143,850,000 ordinary shares of 1p each.

  During the year, 745,950 1p ordinary shares were issued in respect of options exercised under executive share option schemes which were exercised at prices of 6.6p, 37.8p, 62.0p, 98.0p and 99.6p. Proceeds received in respect of these shares were (Pounds)442,502. The following share options were outstanding at 30 September 1997:


DATE OPTION GRANTED  OPTION PRICE PER SHARE          DATE EXERCISABLE           NUMBER OF SHARES
-------------------  ----------------------- ---------------------------------- ----------------
16 March 1989                  6.6p           6 December 1989--16 March 1999        309,375
11 January 1991               37.8p          11 January 1994--11 January 2001       103,160
20 December 1991              62.0p          20 December 1994--20 December 2001     130,000
 5 January 1993               98.0p           5 January 1996--5 January 2003         75,000
16 December 1993              99.6p          16 December 1996--16 December 2003     400,000
15 January 1996              339.0p          15 January 1999--15 January 2006       156,000
 3 May 1996                  432.0p           3 May 1999--3 May 2006                160,741
10 February 1997             539.0p          10 February 2000--10 February 2007      15,000
19 May 1997                  652.0p          19 May 2000--19 May 2007               150,000

  In addition options as follows were granted on 20 September 1996 under the terms of The Sage Group plc 1996 Savings Related Share Option Scheme approved by members on 7 February 1996:

20 September 1996            346.0p            20 September 1999--19 March 2000      56,023
20 September 1996            346.0p            20 September 2001--19 March 2002     119,747
20 September 1996            346.0p            20 September 2003--19 March 2004      32,680

  Under the above scheme, 433 1p ordinary shares were issued during the year for proceeds of (Pounds)1,498.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

15. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT--CONTINUED

  The market price of the shares of the Company at 30 September 1997 was 696p and the highest and lowest prices during the year were 720p and 458p respectively.

(B) SHARE PREMIUM

                                                                     GROUP AND
                                                                      COMPANY
                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    9,076
Shares issued for options exercised................................      436
                                                                       -----
At 30 September 1997...............................................    9,512
                                                                       =====

16. PROFIT AND LOSS ACCOUNT

                                                          GROUP       COMPANY
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
At 1 October 1996.....................................    52,229       35,781
Retained profit for the year..........................    22,078       13,048
Foreign currency translation differences..............     2,953          --
                                                          ------       ------
At 30 September 1997..................................    77,260       48,829
                                                          ======       ======

  Currency translation adjustments in the Group profit and loss account include gains of (Pounds)1,172,000 (1996:(Pounds)545,000) relating to foreign currency borrowings used to finance overseas investments.

17. GOODWILL RESERVE

                                                                       GROUP
                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    85,592
Goodwill arising in the year.......................................    48,502
                                                                      -------
At 30 September 1997...............................................   134,094
                                                                      =======

  Goodwill arising in the year comprises (Pounds)45.0m in respect of the acquisition of KHK (see note 18(a)), (Pounds)2.5m in respect of the acquisition of Prosoft Corp. (trading as Carpe Diem), (see note 18(b)), (Pounds)0.8m in respect of the acquisition of minority interests in Ciel SA and (Pounds)0.2m principally in respect of the final determination of fair values on the acquisition of Sybel.

  The cumulative amount of goodwill written off to reserves, before utilisation of section 131(2) of the Companies Act 1985, amounts to (Pounds)137,871,000 at 30 September 1997 (1996: (Pounds)89,369,000).

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

18. ACQUISITIONS

 (a) KHK

  On 27 February 1997 the Group completed the acquisition of KHK Software AG for a net cash consideration of (Pounds)40.7m (inclusive of (Pounds)0.6m costs). Total goodwill arising on the acquisition is (Pounds)45.0m. The fair value of net assets acquired are based on provisional assessments pending final determination of certain assets and liabilities.

  The assets and liabilities of KHK at fair value were:

                                          FAIR VALUE ADJUSTMENTS
                           ----------------------------------------------------
                                          ALIGNMENT
                                        OF ACCOUNTING               FAIR VALUE
                            BOOK VALUE  POLICIES(/1/)  OTHER(/2/)    TO GROUP
                           (Pounds)'000 (Pounds)'000  (Pounds)'000 (Pounds)'000
                           ------------ ------------- ------------ ------------
Fixed assets..............     1,585         (503)          --         1,082
Stocks....................       568          --            (42)         526
Debtors...................    11,125        6,033        (5,859)      11,299
Cash at bank..............       573          --            --           573
Creditors falling due
 within one year..........    (4,558)      (6,033)         (931)     (11,522)
Provision for
 reorganisation(3)........    (1,246)         --            --        (1,246)
Deferred income...........    (4,964)         --            --        (4,964)
                              ------       ------        ------      -------
                               3,083         (503)       (6,832)      (4,252)
Goodwill arising (note
 17)......................                                            45,011
                              ------       ------        ------      -------
Cash consideration
 including costs (note
 18(c))...................                                           (40,759)
                              ======       ======        ======      =======

Notes:

(1) Alignment of accounting policies relates to the elimination of intangible fixed assets and the grossing up of debtors and borrowings to reflect trade sales under a debt financing facility with full recourse.

(2) Other adjustments include a reappraisal of the provision for bad and doubtful debts and an assessment of product warranty and recall costs.

(3) Relates to the reorganisation of an Austrian subsidiary which was a commitment of management prior to acquisition.

  Prior to acquisition the last full set of financial statements of KHK were prepared to 31 December 1996 and showed a profit after taxation and minority interests of DM 5.3m.

  The pre-acquisition results for KHK for the period from 1 January 1997 to 26 February 1997 prepared under KHK's accounting policies and principles prior to acquisition were as follows:

                                                                         DM'000
                                                                         ------
Turnover................................................................ 11,291
                                                                         ------
Operating Loss before exceptional items.................................   (313)
Exceptional Items--provision for reorganisation......................... (3,414)
                                                                         ------
Operating Loss after exceptional items.................................. (3,727)
Net Interest receivable.................................................    212
                                                                         ------
Loss before taxation.................................................... (3,515)
Taxation and minority interests.........................................    (40)
                                                                         ------
Loss after taxation..................................................... (3,555)
                                                                         ======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

18. ACQUISITIONS--CONTINUED

  Other than the loss for the period there were no other gains or losses.

 (b) Other

  Other acquisitions comprise the purchase of Prosoft Corp. (trading as Carpe
Diem) for (Pounds)2.2m. The book value of assets acquired was (Pounds)0.2m. Fair value adjustments relating to the deferral of maintenance revenues in accordance with Group accounting policies and to adjustments to working capital amounted to (Pounds)(0.5)m resulting in goodwill of (Pounds)2.5m. A maximum of $2.8m further consideration is potentially payable for this acquisition dependent upon achievement of revenue thresholds however none of this additional consideration has been provided as it is considered unlikely that further contractual payments will be made.

 (c) Analysis of net outflow of cash in respect of acquisitions

Cash consideration:

                                                                    (Pounds)'000
                                                                    ------------
KHK (note 18(a))...................................................    40,759
Prosoft Corp. (note 18(b)).........................................     2,180
Net cash acquired..................................................      (291)
                                                                       ------
                                                                       42,648
                                                                       ======

19. PARENT COMPANY PROFIT AND LOSS ACCOUNT

  As permitted by Section 230(1) of the Companies Act 1985, The Sage Group plc has not presented its own profit and loss account. The amount of profit for the financial year before dividends dealt with in the accounts of the parent company is (Pounds)16,185,000 (1996: (Pounds)12,926,000). There is no material difference between the profits and losses as reported above and historical cost profits and losses.

20. OPERATING LEASE COMMITMENTS

  The Group's annual commitment under non-cancellable operating leases comprises:

                                             1997                      1996
                             PLANT AND     LAND AND    PLANT AND     LAND AND
                             EQUIPMENT    BUILDINGS    EQUIPMENT    BUILDINGS
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Expiring within 1 year.....    1,159          291         122           496
Expiring between 1 and 2
 years.....................      600          716         108           421
Expiring between 2 and 5
 years.....................    1,123        3,433         325            90
Expiring after more than 5
 years.....................      --           --          --            439
                               -----        -----         ---         -----
                               2,882        4,440         555         1,446
                               =====        =====         ===         =====

  The Company has no operating lease commitments (1996: nil).

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

21. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

  The Group has no contracted capital commitments at 30 September 1997 (1996:
(Pounds)0.2m). The Group has no contingent liabilities at 30 September 1997 (1996: (Pounds)nil) with the exception of deferred consideration in respect of the acquisition of Prosoft Corp.

22. PENSION COMMITMENTS

  The Group operates one principal Group personal pension plan which is managed by Norwich Union Life Assurance Society and covers the majority of its UK full time employees. The Group also operates a fully insured executive pension plan managed by the Scottish Equitable Life Assurance Society for its Executive Directors. Both are defined contribution pension schemes.

23. EARNINGS PER SHARE

  Earnings per share are calculated based on a weighted average number of 1p shares in issue during the year of 107,641,176 (1996: 107,149,618).

24. CONSOLIDATED CASH FLOW STATEMENT

(A) RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                          1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Operating profit (1996--after exceptional costs of
 (Pounds)1,157,000)..................................    40,080       32,094
Depreciation charges.................................     3,157        2,890
Loss on sale of tangible fixed assets................        99           46
Exchange differences.................................    (1,356)          26
Decrease/(Increase) in stocks........................       578         (321)
Decrease/(Increase) in debtors.......................     2,298         (455)
(Decrease)/Increase in creditors.....................    (4,650)         768
Increase in provision for deferred maintenance.......       194        1,976
                                                         ------       ------
 Net cash inflow from operating activities...........    40,400       37,024
                                                         ======       ======

  Exceptional costs in 1996 include an amount of (Pounds)335,000 which had not been paid at 30 September 1996.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

24. CONSOLIDATED CASH FLOW STATEMENT--CONTINUED

(B) ANALYSIS OF CHANGES IN NET CASH

                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    5,249
Net cash movement..................................................    1,573
                                                                       -----
 At 30 September 1997..............................................    6,822

  KHK's overdraft balance was (Pounds)282,000 on acquisition and (Pounds)550,000 at the year end, the movement resulting principally from operating cash flows.

(C) ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                SHARE CAPITAL                 OBLIGATIONS UNDER
                             (INCLUDING PREMIUM)    LOANS      FINANCE LEASES
                                (Pounds)'000     (Pounds)'000   (Pounds)'000
                             ------------------- ------------ -----------------
At 1 October 1996...........       10,149           14,112          8,271
Acquisitions................          --               399            --
Exchange differences........          --            (1,757)        (1,642)
Net cash flow from
 financing..................          444           26,697           (124)
                                   ------           ------         ------
 At 30 September 1997.......       10,593           39,451          6,505
                                   ======           ======         ======

(D) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT (INCLUSIVE OF FINANCE LEASES)

                                                                    (Pounds)'000
                                                                    ------------
Increase in cash in the year.......................................     1,573
Cash inflow from increase in debt..................................   (26,573)
                                                                      -------
Change in net debt resulting from cash flows.......................   (25,000)
Loan acquired with subsidiary......................................      (399)
Exchange difference................................................     3,399
                                                                      -------
Movement in net debt in the year...................................   (22,000)
Net debt at 1 October 1996.........................................   (17,134)
                                                                      -------
 Net debt at 30 September 1997.....................................   (39,134)
                                                                      =======

(E) ANALYSIS OF CHANGE OF NET DEBT (INCLUSIVE OF FINANCE LEASES)

                                AT 1                                  AT 30
                              OCTOBER                   EXCHANGE    SEPTEMBER
                                1997      CASH FLOW     MOVEMENT       1997
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Net cash at bank and in
 hand......................     5,249        1,573         --          6,822
Debt due within one year...    (3,888)      (1,655)        561        (4,982)
Debt due after one year....   (18,495)     (25,317)      2,838       (40,974)
                              -------      -------       -----       -------
  Total....................   (17,134)     (25,399)      3,399       (39,134)
                              =======      =======       =====       =======

25. RELATED PARTY TRANSACTIONS

  In addition to fees in connection with services as a director as disclosed in note 5, the Company rents premises from Elderstreet Investments Limited, a company in which Mr M E W Jackson has an interest. The rental paid during the year was (Pounds)15,000 and (Pounds) nil was due to Elderstreet Investments Limited at 30 September 1997.

  During the year the Group purchased for (Pounds)0.9m the 5% minority interest held in Ciel SA of which (Pounds)0.5m was paid to Mr P Y Morlet who was, at the time, Managing Director of the Group's French subsidiaries.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

26. POST BALANCE SHEET EVENT

  On 18 December 1997, the Company's print management business, Dataform (comprising Yorkshire Business Forms Limited and Venture Business Forms) was sold to its management team for a gross consideration of (Pounds)7.2m inclusive of a pre-disposal dividend of (Pounds)1.1m giving a net consideration of (Pounds)6.1m. Dataform's operating profit for the year ended 30 September 1997 was (Pounds)0.9m.